AMENDMENT TO SETTLEMENT AGREEMENT & EXTENSION AGREEMENTS

THIS AMENDMENT TO SETTLEMENT AGREEMENT & EXTENSION AGREEMENTS (the “Agreement”) is made between the Kay M. Gumbinner Trust, a Virginia trust (“Holder”) and Innovative Logistics Techniques, Inc. a Virginia corporation and Innolog Holdings Corporation, a Nevada corporation, each with its principal place of business in Virginia (together, “Innolog” or “Maker”) (collectively referred to as the “Parties”).

RECITALS

A.           Maker has entered into three Promissory Notes in February 2011 in favor of Holder (collectively such notes are referred to herein as the “February Notes”) and a Settlement Agreement, dated as of May 30, 2011 (the “Settlement Agreement”).

B.           The Parties have entered into three separate extension agreement that extended the Maturity Dates under the February Notes, provided additional compensation to Holder and which have granted Holder various rights beyond the rights contained in the February Notes, specifically that certain Extension and Forbearance Agreement, that certain Second Extension and Forbearance Agreement (“2d Extension”), and that certain Third Extension & Forbearance Agreement dated as of April 11, 2011 (“3rd Extension”) (collectively, the “Prior Extensions”).

C.           In addition, in connection with the February Notes and the Prior Extensions the Parties entered into various other agreements, including without limitation, a Security Agreement in March 2011 (the “March KMG Security Agreement”).

D.           Maker entered into a Secured Promissory Note in favor of Holder in April 2011 (the “April Note”).  Collectively, the February Notes and the April Notes are referred to herein as the “Notes”.

E.           The February Notes, the Prior Extensions, the March KMG Security Agreement and the April Note, along with any related documents are herein referred to as the “KMG Loan Documents”.

F.           Maker is in breach of the Settlement Agreement.

F.           Maker is desirous of having Holder make additional loans to Maker.

G.           Dr. Ian Reynolds is willing to guarantee certain loans from Maker to Holder and is desirous and willing to purchase shares of common stock of Galen Capital Corporation (the “Shares”) from Holder or its relatives or affiliates.

H.           In connection with the Notes, future loans and potential guarantees, Dr. Reynolds is willing to purchase and Holder (or its relatives or affiliates) is desirous to sell the Shares.

G.           The sale of the Shares is a critical inducement to Holder to enter into the extensions, settlements and potential additional loans.  The purchase of the Shares is necessary for Maker to avoid having a confession of judgment entered against it and subsequent collection actions taken against its bank accounts, accounts receivable and other assets.  Thus, in the business judgment of Maker, this Agreement and the purchase of the Shares is critical for Maker.

H.           The Parties desire to clarify, modify and amend as appropriate the Notes, the Kay M. Gumbinner Loan Documents and the Settlement Agreement to reflect their understanding and the business transaction, including specifically the purchase of the Shares and to settle the amounts owed and outstanding by Maker to Holder; and to modify and amend the KMG Loan Documents as provided herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged by the Parties, and in further consideration of the covenants and promises, agreements and premises set forth below, the Parties agree as follows:

1.           Binding Effect of Recitals.  The above Recitals are incorporated into this Agreement by reference.  Maker represents and warrants that the recitals are true and correct in all respects.  Capitalized terms not otherwise defined herein shall have the meanings provided in the KMG Loan Documents and the Settlement Agreement.

2.           Indebtedness. Maker acknowledges and agrees that Maker is in default under the KMG Loan Documents and the Settlement Agreement.

3.          Forbearance, Conditions of Forbearance and Agreement of Settlement.  In consideration of Holder forbearing to exercise certain of its rights and agreeing to a settlement as described herein, Maker and Holder agree as follows: the following:

a.            Holder shall waive $49,900 of the total of the fees, interest and amounts owed by Maker to Holder.

b.           Dr. Reynolds shall purchase 13,793 (or such number as to accurately reflect a basis of $50,000) shares of common stock of Galen Capital Corporation from Holder or any of its affiliated or related parties for a total purchase price of fifty thousand dollars ($50,000).

c.           The purchase price of the Shares is and shall be equal to the basis that Maker and/or its affiliates or related parties have in the Shares.

d.           Maker shall immediately issue 452,000 shares of preferred stock of Innolog Holdings Corporation to Holder.

4.           KMG Loan Documents/Settlement Agreement.

a.  The KMG Loan Documents and the Settlement Agreement are herby clarified and amended to reflect the above.

b.           This Agreement shall not constitute a novation of any of the KMG Loan Documents or the Settlement Agreement and each of the KMG Loan Documents and the Settlement Agreement shall remain in full force and effect subject only to Holder's agreement to additional terms and provisions set forth herein.  All of the other terms of the KMG Loan Documents and Settlement Agreement shall remain in full force and effect and Holder shall have and maintain all of its rights thereunder, including having additional Late Fees.

5.           Authority to Execute Agreement/Signatures. The Parties warrant that they are fully empowered and authorized to execute this Agreement and that the person signing on behalf of each party is fully authorized to do so.  The Boards of Directors of each of Maker are aware of this Settlement Agreement and have authorized and approved its execution and delivery by Maker.  The Parties warrant and represent that there are no additional entities or persons affiliated with any of the parties hereto who are necessary to effectuate this Agreement.

6.           Further Assurances & Indemnification.  Maker agrees to immediately execute and deliver such other documents, instruments and agreements as may be requested from time to time by Holder (or its counsel or tax advisors) to carry out and effectuate the intent of this Agreement and to support Holder’s tax position with respect to the sale of the Shares to the fullest extent allowed by law.  This obligation shall survive the payment of all amounts owed to Holder and its affiliates.  Maker shall indemnify Holder and its affiliates and relatives for any breach of this provision or this Agreement, including without limitation any tax liability and any costs, fees, interest, penalties or expenses related thereto.

7.           Miscellaneous. This Agreement may be executed in two or more identical counterparts, all of which constitute one and the same Agreement.  Facsimile and electronic signatures will have the same force and effect as originals.

IN WITNESS WHEREOF, the Holder and Maker have executed this Agreement as of the date set forth below.

INNOVATIVE LOGISTICS TECHNIQUES, INC.
KAY M. GUMBINNER TRUST,
Trustee or its Duly Authorized and Empowered Representative or Attorney in Fact

By:
By: /s/ Robert Gumbinner,
William P. Danielczyk, Chairman &/or Executive
Robert Gumbinner,	Chairman
Trustee
Dated as of: June 1, 2011

INNOLOG HOLDINGS CORPORATION

Dated as of: June 1, 2011

By:

William P. Danielczyk, Chairman &/or Executive
Chairman
Dated as of: June 1, 2011